UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2015

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K filed May 12, 2015 (the “Original Filing”), in which Bright Horizons Family Solutions Inc. (the “Company”) reported voting results for its Annual Meeting of Stockholders held on May 11, 2015, including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-on-Pay Votes. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.
Item 5.07    Submission of Matters to a Vote of Security Holders
As previously reported in the Original Filing, more than a majority of shares voting at the 2015 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual frequency of future Say-on-Pay Votes in accordance with the recommendation of the Company’s Board of Directors (the “Board”). On June 17, 2015, the Board determined, in light of that vote, that the Company will hold future Say-on-Pay Votes on an annual basis until the next required vote on the frequency of Say-on-Pay votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer
Date: June 18, 2015